Exhibit 10.2.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of January 23, 2018, by and among (i) MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish) (“MPR”), OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish ), and SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company, (collectively, the “Borrowers”), (ii) SUNSHINE SILVER MINING & REFINING CORPORATION, a corporation formed under the laws of the State of Delaware (the “Guarantor” or “SSMRC”), and (iii) DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (the “Lender” or “Dowa”). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

RECITALS:

A.                                    The Lender and SSMRC are the direct and indirect shareholders of the Borrowers, as set forth in the Unanimous Omnibus Partner Agreement, dated as of January 1, 2015, among Borrowers, Lender and the other parties thereto, as amended, restated, supplemented or modified from time to time (the “Partner Agreement”).

B.                                    Borrowers require additional funds to complete the current Approved Program, which are to be funded by Remaining Required Capital Contributions, and SSMRC has notified the Lender that it is unable to fund its portion thereof.

C.                                    In accordance with Section 8 of the Partner Agreement Amendment, and after the completion of total actual Second Stage Contributions of $40,322,012.93, the Lender has agreed to advance an aggregate principal amount up to $65,677,987.07 to the Borrowers (the “Dowa MPR Loan”), representing all or a portion of the “Remaining SSMRC Capital” in the amount of $45,974,590.95 and the “Remaining Dowa Capital” in the amount of $19,703,396.12 under the Partner Agreement Amendment.

D.                                    The Guarantor is willing to guaranty seventy percent (70%) of the Dowa MPR Loan on the terms and subject to the conditions described herein in accordance with Section 8(c) of the Partner Agreement.

E.                                     The Borrowers, Guarantor and the Lender have agreed to evidence such loan by entering into this Loan Agreement.

ARTICLE 1

INTERPRETATION

1.1                                                                               Definitions

Any capitalized term used herein that is not otherwise defined shall have the meaning ascribed thereto in the Partner Agreement. For the purposes of this Agreement:

“Agreement” means this agreement as amended, restated or modified from time to time.

“Applicable Interest Rate” means LIBOR plus one and a half percent (1.5%).

“Banking Day” means any day (other than Saturday or Sunday) on which banks are generally open for business in Denver, Colorado, USA and Tokyo, Japan.

“Capital Contribution Date” means the date on which SSMRC funds any Capital Contribution (as defined in the Partner Agreement) to the Borrowers.

“Default” means any event or condition which, upon notice, lapse of time, or both, would constitute an Event of Default.

“Dowa” has the meaning given in the recitals.

“Dowa MPR Loan” has the meaning given in the recitals.

“Event of Default” has the meaning attributed to such term in Section 3.1.

“Guarantor” has the meaning attributed to such term in the recitals.

“Guaranty” means the Limited Guaranty, dated as of the date hereof, made by the Guarantor in favor of the Lender, as amended, restated, supplemented or modified from time to time, pursuant to which the Guarantor shall have guaranteed seventy percent (70%) of the Obligations.

“LIBOR” means the interest rate per annum determined by the Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest l/100th of 1% per annum) (a) the ninety (90) day (the “Interest Period”) LIBOR rate administered by ICE Benchmark Administration on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Lender from time to time), or the rate which is quoted by another source selected by Lender in good faith as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 1:00 a.m., London time, two (2) Banking Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Advance and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist an applicable Reuters screen page (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Lender at such time (which determination shall be conclusive absent manifest error)), by(b) a number equal to 1.00 minus the Reserve Percentage.

For the purpose of this definition of LIBOR, “Reserve Percentage” means as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

“Loan Documents” means this Agreement, the Guaranty and any other agreements, instruments and documents delivered from time to time (both before and after the date of this Agreement) to the Lender by the Borrowers or Guarantor in connection with this Agreement, in each case as amended, supplemented, modified, restated or modified from time to time.

“Maturity Date” means the earlier of (i) June 30, 2019 or (ii) Substantial Completion (as defined in the Partner Agreement).

“MPR” has the meaning set forth in the recitals.

“Obligations” means all indebtedness, liabilities and other obligations of the Borrowers to the Lender hereunder or under any other Loan Document, whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter.

“Partner Agreement” has the meaning set forth in the recitals.

“Partner Agreement Amendment” means the Amendment to Partner Agreement, dated June 30, 2017, among the Borrowers, SSMRC and Lender, as amended, restated, supplemented or modified from time to time.

“Remaining Required Capital Contributions” has the meaning set forth in the Partner Agreement Amendment.

“SSMRC” has the meaning set forth in the recitals.

“TL Agreement” means the Term Loan Agreement, dated as of July 11, 2017, among the Borrowers, the Lender, SSMRC and Los Gatos Luxembourg S.a.r.l, as amended, restated, supplemented or modified from time to time.

1.2                                                                               Invalidity, etc.

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.3                                                                               Currency

All monetary amounts in this Agreement are stated in U.S. dollars.

1.4                                                                               Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

1.5                                                                                         Waiver Of Jury Trial; Submission to Jurisdiction; Venue

1.5.1                     THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

1.5.2                     EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS LOCATED IN THE COUNTY OF NEW YORK FOR ANY LAWSUITS, ACTIONS, OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH AGREES NOT TO COMMENCE ANY SUCH LAWSUIT, ACTION, OR OTHER PROCEEDING EXCEPT IN SUCH COURTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS LOCATED IN THE COUNTY OF NEW YORK, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

ARTICLE 2

PAYMENTS

2.1                                                                               Advances

2.1.1                             Subject to the terms and conditions hereof, and so long as no Default or Event of Default has occurred and is continuing, the Lender agrees to make advances to Borrowers (each an “Advance” and, collectively, the “Advances”) as follows: (i) on January 30, 2018 in the principal amount of $25,000,000 (the “Initial Advance”), (ii) in late February, 2018 in the principal amount of $20,000,000, and (iii) in late March, 2018 in the amount of $20,677,987,07, provided that at no time shall the aggregate principal amount of all Advances exceed $ 65,677,987.07.

2.1.2                             Each Advance shall be paid to the Borrowers in accordance with written direction provided to the Lender at least five (5) Business Days prior to the requested Advance.

2.2                                                                               Interest

2.2.1                             Interest shall accrue on the outstanding principal amount of each Advance at a rate per annum equal to the Applicable Interest Rate.

2.2.2                             Interest shall accrue from day to day, shall be calculated on the basis of the number of days elapsed and on the basis of a year of 360 days.

2.2.3                             All interest accrued under this Agreement shall be payable on the Maturity Date.

2.3                                                                               Evidence of Obligations

The Lender shall maintain an account evidencing the indebtedness and liabilities of the Borrowers hereunder and the amounts of principal, interest and other amounts owing and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account shall be conclusive evidence of the existence and amounts of the obligations of the Borrowers therein recorded, absent manifest error.

2.4                                                                               Manner of Payment

All payments of principal, interest or other amounts payable hereunder by the Borrowers shall be made on the date specified herein (which if not a Banking Day, shall be the next following Banking Day). All payments with respect to this Agreement are to be made in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for, certain present and future taxes, levies, imposts, duties, fees, assessments or other charges, and all interest, penalties and liabilities with respect thereto.

2.5                                                                               Repayment

2.5.1                     The entire principal amount of the DOWA MPR Loan together with all accrued and unpaid interest thereon shall be fully due and payable on the Maturity Date.

2.5.2                     If the Borrowers fail to repay the Dowa MPR Loan together with all accrued and unpaid interest thereon on or before the Maturity Date, Lender may elect to convert all or a portion of the principal amount of the Dowa MPRLoan, together with all accrued and unpaid interest thereon, to equity in MPR in accordance with Section 10 to the Partner Agreement Amendment, at any time after the earlier of: (i) the date of MPR’s commencement of first commercial production; and (ii) date on which the Remaining Required Capital Contributions are spent or committed to be spent by MPR. Lender must provide at least ten (10) days’ prior written notice to SSMRC of its election to convert the Dowa MPR Loan under this Section 2.5.2.

2.6                                                                               Prepayment

The Borrowers may repay all or part of any amounts payable under this Agreement, including interest, without premium or penalty at any time from time to time.

2.7                                                                               Application of Payments

All amounts prepaid or repaid shall be applied firstly in reduction of the accrued and unpaid interest then outstanding in respect of the principal amount being prepaid or repaid and thereafter in reduction of the principal amount of the Dowa MPR Loan then outstanding.

ARTICLE 3

REPRESENTATIONS AND COVENANTS; SECURITY

3.1                                                                               Representations of Borrowers and Guarantor

Each Borrower and Guarantor represents and warrants to the Lender as follows:

(i)                                     Such Person has full power, authority and legal right to enter into this Agreement and the other Loan Documents to which it is a party and to perform all its Obligations hereunder and thereunder.

(ii)                                  This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Person, and this Agreement and the other Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Person enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(iii)                               The execution, delivery and performance of this Agreement and of the other Documents to which it is a party (A) are within such Person’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Person’s Constating Documents, (B) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (C) will not require the Consent of any Governmental Authority or any other Person, and (D) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under the provisions of any agreement, instrument, or other document to which such Person is a party or by which it or its property is a party or by which it may be bound.

3.2                                                                               Guaranty

Guarantor shall unconditionally guaranty, as a primary obligor and not merely as a surety, the due and punctual payment and performance of seventy percent (70%) of the Obligations pursuant to the terms of the Guaranty.

3.3                                                                               Security

Each of the parties hereto acknowledges and agrees that this Agreement is a “Loan Document” under the TL Agreement, and that the Obligations under this Agreement are secured by the Security Documents (as defined therein). Any proceeds realized from the collateral pledged pursuant to the Security Documents shall be applied first to the “Obligations” under the TL Agreement, and second to the Obligations under this Agreement.

ARTICLE 4

EVENTS OF DEFAULT AND REMEDIES

4.1                                                                               Events of Default

The occurrence of any of the following events shall constitute an Event of Default:

4.1.1                     default by the Borrowers in payment when due of (i) the principal or interest on the Dowa MPR Loan or (ii) any other amounts owing under this Agreement and the expiration of five days after written notice of such default from Lender to Borrowers;

4.1.2                     default by the Borrowers in the performance or observance of any other covenant, condition or obligation contained in this Agreement or any other Loan Document and the expiration of 10 days after written notice of such default by Lender to Borrowers; provided that if such failure is not reasonably susceptible of cure within such 10 day period and Borrowers commence to cure such failure within such 10 day period and thereafter diligently pursue such cure Borrowers shall have an additional period, not to exceed 30 days, to complete such cure;

4.1.3

4.1.4                             a Borrower admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

4.1.5                             either Borrower institutes any proceeding, or any proceeding is commenced against or involving such Borrower:

(a)                                 seeking to adjudicate such Borrower bankrupt or insolvent,

(b)                                 seeking liquidation, dissolution, winding up, reorganization, arrangement, protection or relief of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, compromise of debts or other similar laws; or

(c)                                  seeking appointment of a receiver, trustee, agent, custodian or other similar official for such Borrower or for any part of such Borrower’s property and assets;

and such proceeding is not being contested in good faith by appropriate proceedings or, if so contested, remains outstanding, undismissed and unstayed more than 45 days from the institution of such first mentioned proceeding;

4.1.6                     any execution, distress or other enforcement process, whether by court order or otherwise, becomes enforceable against any material property and assets of a Borrower, which execution, distress or other enforcement is not paid, stayed, discharged, released or dismissed within 30 days from the date of entry ; or

4.1.7                     the occurrence of any Event of Default under the TL Agreement.

4.2                                                                               Remedies Upon Default

Upon the occurrence of any Event of Default, all Obligations shall be immediately due and payable, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonor or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by any of the Loan Documents.

4.3                                                                               Overdue Amounts

All overdue amounts owing or deemed to be owing hereunder (“overdue amounts”), whether in respect of principal, interest, expenses or otherwise, both before and after judgment shall bear interest thereon at a rate per annum that is equal to the Applicable Interest Rate plus 2% per annum. Such interest on overdue amounts shall accrue from day to day, be payable in arrears on demand and shall be compounded monthly on the last Banking Day of each calendar month.

ARTICLE 5

GENERAL

5.1                                                                               Indemnity and Expenses

5.1.1                     The Borrowers shall, jointly and severally, indemnify, pay and save harmless the Lender and each of its officers, directors, Affiliates, attorneys, employees and agents (each, an “Indemnified Party”) for all losses, costs, expenses, damages and liabilities which the Lender may sustain or incur under or in connection with this Agreement, in each case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party.

5.1.2                     The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Lender, including all reasonable attorneys’ fees in connection with the Dowa MPR Loan provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Loan Documents or any amendments, modifications or waivers thereof.

5.2                                                                               Amendment and Waiver

No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrowers or Guarantor from any provision thereof is effective unless it is in writing and signed by the Lender. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

5.3                                                                               Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by e-mail or by hand-delivery as hereinafter provided. Any such notice shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notice of change of address shall also be governed by this Section 5.3. Notices and other communications shall be addressed as follows:

5.3.1                             if to any Borrower or Guarantor:

Sunshine Silver Mining & Refining Corporation

1660 Lincoln Street, Suite 2750

Denver, Colorado 80264

USA

Attention: Roger Johnson

Telephone: 303 784 5334

Email: rjohnson@ssmines.com

with a copy to:

Snell & Wilmer LLP

1200 Latimer Street

Suite 1900

Denver, Colorado 80203

USA

Attention: Jeffrey Reeser

Email: jreeser@ssmines.com

5.3.2                             if to the Lender:

Dowa Metals & Mining Co., Ltd.

14-1, Sotokanda 4-chome

Chiyoda-Ku, Tokyo

101-0021, Japan

Attention: Toshiaki Suyama, Director, General Manager,

Resource Development & Raw Materials Department

Telephone: +81 3-6847-1201

Facsimile: +81 3-6847-1211

Email: suyamat@dowa.co.jp

with a copy to:

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

USA

Attention: Don Bell

Telephone: +1 (212) 880-6118

Facsimile: +1 (212) 682-0200

Email: dbell@torys.com

5.4                                                                               Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and replaces any prior understandings or arrangements pertaining to the loans made hereunder. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to herein. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement.

5.5                                                                               Severability

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.6                                                                               Assignability

This Agreement shall not be assignable by any Borrower or Guarantor without the prior written consent of the Lender and any attempted assignment without such consent shall be null and void. This Agreement is not intended to confer any benefits upon or create any rights in favor of any person other than the parties hereto.

5.7                                                                               Counterparts

This Agreement may be executed in counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually signed counterpart of this Agreement.

5.8                                                                               Further Assurances

Whether before or after the happening of an Event of Default, the Borrowers shall at their own expense do, make, execute or deliver all such further acts, documents and things in connection with this Agreement and the Loan Documents as the Lender may reasonably require from time to time for the purpose of giving effect thereto, all promptly upon the request of the Lender.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective duly authorized Agreement as of the date set forth above.

Borrowers:

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

SERVICIOS SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
Name: Roger Johnson
Title: Treasurer

Guarantor:

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Stephen Orr
Name: Stephen Orr
Title: Chief Executive Officer

Lender:

DOWA METALS & MINING CO., LTD

By:	/s/ Akira Sekiguchi
Name: Akira Sekiguchi
Title: President